To: Unicredit Bank AG Milan Branch (the "Agent")
From: Indesit Company S.p.A. (on behalf of each of the Borrowers and the Guarantor)

26 November, 2012

Dear Sirs,

EURO 400,000,000 facility agreement dated 29 July 2011 ("Facility Agreement") between, inter alia, Unicredit Bank AG Milan Branch as agent and Indesit Company S.p.A. as borrower and guarantor.

Terms defined in the Revolving Loan Facility Agreement shall have the same meaning in this letter

Further to our recent correspondence, we hereby confirm our agreement with respect to the following amendments to be made to the Facility Agreement for the purposes of correcting a manifest error:

Schedule 13 ( Existing Indebtedness ) of the Facility Agreement shall be deleted and replaced in its entirety with Schedule 1 to this Letter.

All other clauses and conditions of the Facility Agreement remain unchanged.

This letter is a Finance Document for the purposes of the Facility Agreement and shall be governed by and construed in accordance with English law.

Delivery of an executed signature page to this letter by facsimile will be as effective as delivery of a manual executed signature page.

Please confirm your agreement to the foregoing by signing and then returning an original (or facsimile) of this letter to us.

Yours faithfully
/s/ Alessandro D’Aniello
For and on behalf of

Indesit Company S.p.A. (on behalf of each of the Borrowers and the Guarantor)

By: Alessandro D’Aniello                     For Acceptance
UniCredit Bank AF, Milan Branch
/s/ Stefano Petrelli, Marcello Baschier

lndesit Company S.pA
Viale Aristide Merloni, 47 | 60044 Fabriano (AN) -
Italia Telephone (+39) 0732 6611 |
indesitcompany.com

Schedule 1 Existing Indebtedness

Subsidiaries (other than the Borrowers)
		Indesit Company International Business SA	Indesit Company Beyaz Esya Sanayl ve Ticaret A.S.	Indesit Ukraine LLC	Indesit Company SpA	Indesit Company Luxembourg SA	Indesit Company France Sas	Group
As of June 30, 2011

Financial Indebtedness		-1.8	-0.3	-0.3	-207.4	-222.3	-0.2	-432.3
a)	Moneys borrowed	-1.8	-0.3		-207.4			-209.5
b)	The deferred purchase price
c)	Any amount raised by acceptance under credit facility
d)	Any amount raised pursuant to any note purchase facility or bonds…					-222.3		-222.3
e)	The amount of any liability in respect of any lease			-0.3			-0.2	-0.5
f)	Receivable sold or discounted…
g)	Any derivative instrument…
h)	The net present value of the purchase price of property
I)	Amounts drawn down under letters of credit or instruments…
j)	Amount raised by the issue of redeemable shares
k)	(without double counting) the amount of any liability…